EXHIBIT 2.1
THIRD AMENDMENT TO
STOCK PURCHASE AGREEMENT

    THIS THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of the 29th day of June, 2021 (the “Effective Date”), by and among Spirit Acquisitions, LLC, a Delaware limited liability company (“Buyer”), Honkamp Krueger Financial Services, Inc., an Iowa corporation (the “Company”), the stockholders of the Company set forth on the signature pages hereto (each, a “Seller” and collectively, the “Sellers”), and JRD Seller Representative, LLC, an Iowa limited liability company, as the representative of the Sellers (the “Sellers’ Representative”).

WHEREAS, Buyer, the Company, the Sellers and the Sellers’ Representative entered into that certain Stock Purchase Agreement dated January 6, 2020, as amended by that First Amendment to Stock Purchase Agreement, dated April 7, 2020 and that Second Amendment to Stock Purchase Agreement, dated June 30, 2020 (as amended, the “Purchase Agreement”), pursuant to which the Sellers sold to Buyer and Buyer purchased from the Sellers the Purchased Shares (as defined in the Purchase Agreement);

WHEREAS, Blucora, Inc. assigned all of its right, title, benefit, privilege and interest in, and obligations under, the Purchase Agreement to Buyer on June 29, 2020; and
WHEREAS, Buyer, the Company, the Sellers and the Sellers’ Representative desire to amend the Purchase Agreement as provided herein.

NOW, THEREFORE, in consideration of mutual agreements as herein expressed, and for other good and valuable consideration exchanged by the parties, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.Defined Terms. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

2.Amendments.

a.The definition of “Assets Under Management” set forth in Section 1.1 is hereby amended and restated in its entirety as follows:

““Assets Under Management” means, as of any date of determination, the aggregate market value of all assets, including any new accounts from new Customers produced by the Company after the Closing Date and all related market growth thereon, that are being managed and held by the Company or any of its Subsidiaries on behalf of all Customers in fee-based accounts, but including only 10% of the aggregate market value of any assets purchased by acquisition by Buyer or its Affiliates that are placed on one of the Company’s asset management platforms after the Closing Date (plus any growth, if any, thereon but not including any decline in market value below the 10% value of the acquired assets placed on the Company’s platforms), plus all growth and additions thereon going forward less distributions and withdrawals, but excluding (a) the market value of assets held in no fee cash accounts, (b) the cash surrender values of fixed annuity contracts, (d) the cash surrender value of life insurance contracts, and (d) the aggregate market value of assets held in brokerage accounts.”

b.The definition of “Company’s AUM” set forth in Section 1.1 is hereby amended and restated in its entirety as follows:

““Company’s AUM” means the Assets Under Management of the Company and its Subsidiaries calculated at 5:00 p.m. eastern time on the date that is the final date of the applicable Earnout Period (it being understood that Assets Under Management at the applicable date of determination shall be determined with reference to any increase or decrease in the aggregate market value or cash surrender value of an underlying asset due to changes resulting from market changes or fluctuations after the date hereof); provided that if such date is not a Business Day, the calculation shall be made at 5:00 p.m. eastern time on the next Business Day following the final date of the applicable Earnout Period.”

3.Authority. Each of Buyer, the Sellers and the Sellers’ Representative represent to the other that it has full right, power and authority to enter into this Amendment and that this Amendment is fully binding and enforceable against such party.

4.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and performed in such State, without reference to such State’s or any other state’s or other jurisdiction’s principles of conflict of laws.

5.Counterpart Execution. This Amendment may be executed in two or more original counterparts, each of which shall be deemed an original, but all of which together shall constitute one of and the same instrument. Further, signatures transmitted by email in a “PDF” format shall have the same force and effect as original signature in this Amendment.

6.Scope of Amendment. Except as expressly modified herein, all the terms and conditions of the Purchase Agreement shall remain unmodified and shall continue to be binding on all parties and shall remain in full force and effect. From and after the date hereof, the term “Agreement” as used in the Purchase Agreement shall be deemed to refer to the Purchase Agreement, as amended by this Amendment. In the event of any conflict between the Purchase Agreement and this Amendment, this Amendment shall control.

[Signatures to Follow.]
2

    IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective as of the Effective Date.

"BUYER":

SPIRIT ACQUISITIONS, LLC

By:	/s/ Ann J. Bruder
Name:	Ann J. Bruder
Title:	Secretary

Signature Page to Third Amendment to Stock Purchase Agreement

"COMPANY":

HONKAMP KRUEGER FINANCIAL SERVICES, INC.

By:	/s/ Louie Rosalez
Name:	Louie Rosalez
Title:	President

        Signature Page to Third Amendment to Stock Purchase Agreement

"SELLERS":

/s/ Frank J. Bremser
Frank J. Bremser, Seller

/s/ Gregory C. Burbach
Gregory C. Burbach, Seller

/s/ Ryan J. Burbach
Ryan J. Burbach, Seller

/s/ Michael F. Campana
Michael F. Campana, Seller

/s/ Steven W. Campana
Steven W. Campana, Seller

/s/ Brian D. Cose
Brian D. Cose, Seller

/s/ Aaron P. Cullen
Aaron P. Cullen, Seller

    Signature Page to Third Amendment to Stock Purchase Agreement

/s/ John R. Darrah
John R. Darrah, Seller

/s/ Jennifer L. Daughetee
Jennifer L. Daughetee, Seller

/s/ Kevin T. Fischer
Kevin T. Fischer, Seller

/s/ Ivan P. Gruhl
Ivan P. Gruhl, Seller

/s/ Keith J. Habel
Keith J. Habel, Seller

/s/ Jay R. Harris
Jay R. Harris, Seller

/s/ Ryan J. Hauber
Ryan J. Hauber, Seller

    Signature Page to Third Amendment to Stock Purchase Agreement

/s/ Renee E. Hesselman
Renee E. Hesselman, Seller

/s/ Natalie B. Hoffmann
Natalie B. Hoffmann, Seller

/s/ Stephanie K. Imhoff
Stephanie K. Imhoff, Seller

/s/ Kyle S. Kunz
Kyle S. Kunz, Seller

/s/ Frank C. Ludgate
Frank C. Ludgate, Seller

/s/ Randolph J. Mihm
Randolph J. Mihm, Seller

/s/ Nicholas D. Nauman
Nicholas D. Nauman, Seller

    Signature Page to Third Amendment to Stock Purchase Agreement

/s/ Brian D. Powers
Brian D. Powers, Seller

/s/ Adam R. Reisch
Adam R. Reisch, Seller

/s/ Douglas W. Rogers
Douglas W. Rogers, Seller

/s/ Louie A. Rosalez
Louie A. Rosalez, Seller

/s/ Reggie Rowe
Reggie Rowe, Seller

/s/ Richard R. Runde
Richard R. Runde, Seller

/s/ Brian M. Russ
Brian M. Russ, Seller

    Signature Page to Third Amendment to Stock Purchase Agreement

/s/ Kevin R. Schmitt
Kevin R. Schmitt, Seller

/s/ Keiren F. Smith
Keiren F. Smith, Seller

/s/ Michelle M. Steining
Michelle M. Steining, Seller

/s/ Martha Sullivan
Martha Sullivan, Seller

/s/ Katie J. Thomas
Katie J. Thomas, Seller

/s/ Jon F. Thoms
Jon F. Thoms, Seller

/s/ Heather D. Vetter
Heather D. Vetter, Seller

    Signature Page to Third Amendment to Stock Purchase Agreement

/s/ Scott Walloch
Scott Walloch, Seller

/s/ Michael P. Welbes
Michael P. Welbes, Seller

/s/ Lisa Wigington
Lisa Wigington, Seller

    Signature Page to Third Amendment to Stock Purchase Agreement

"SELLERS REPRESENTATIVE":

JRD Seller Representative, LLC

By:	/s/ John R. Darrah
John R. Darrah, Its President

Signature Page to Third Amendment to Stock Purchase Agreement